SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2001

ADOBE SYSTEMS INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (408) 536-6000

ITEM 9.  REGULATION FD DISCLOSURE.

    On April 10, 2001, during a question and answer session with reporters and others following his keynote speech at the Seybold Publishing trade show in Boston, Adobe Systems Incorporated's Chief Executive Officer and President, Bruce Chizen was asked if there was any update on the current quarter's guidance. He responded "Nothing's changed."

    "It's still early in the quarter," Mr. Chizen continued. "Obviously acceptance of Acrobat will play a big part in terms of how high the company's growth will be. But as we've demonstrated over the last eight to 10 quarters, we're a company that knows how to manage our business. ... We'll see what happens."

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED
Date: April 11, 2001	By:	/s/ COLLEEN M. POULIOT Colleen M. Pouliot Senior Vice President, Secretary and General Counsel